FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2008

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The following information is being provided pursuant to paragraph (d) of Item 3.01 of Form 8-K:

On September 3, 2008, United States Cellular Corporation (“U.S. Cellular”) notified the American Stock Exchange (“AMEX”) and issued a press release announcing its intention to delist its Common Shares from the AMEX and to list such shares on the New York Stock Exchange (“NYSE”).  The Common Shares would continue to trade under the symbol “USM”.  The NYSE agreed to purchase the AMEX earlier this year and, as a result, U.S. Cellular determined to list its shares on the NYSE.  U.S. Cellular has requested that trading in its Common Shares on the AMEX be suspended before the market opens on September 15, 2008 and expects trading on the NYSE to begin at the market open on September 15, 2008. U.S. Cellular anticipates that it will file the required Form 25 and an amendment to its Form 8-A with the SEC on September 15, 2008 to effect such delisting and listing.

A copy of the press release issued September 3, 2008 is included herein as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation

(Registrant)

Date:  September 3, 2008

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President – Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibit is filed herewith as noted below.

Exhibit Number	Description of Exhibit

99.1

Press Release dated September 3, 2008, is hereby incorporated by reference from Exhibit 99.1 to the Current Report on Form 8-K dated September 3, 2008 of Telephone and Data Systems, Inc., U.S. Cellular’s parent company.